Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
      PCAOB REGISTERED

Date September 15 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re:   Ecoland International Inc,

Dear Sirs:

We were previously the principal auditors for Ecoland International Inc and we reported on the financial statements of Ecoland International Inc for the period from inception, April 15 2005 to November 30 2008.  We have read Ecoland International Inc statements under Item 4 of its Form 8-K, dated September 15 2009, and we agree with such statements.

For the most recent fiscal period through to November 30 2009, there have been no disagreements between Ecoland International Inc and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

Moore & Associates
-----------------------------
Moore & Associates, Chartered
Las Vegas, Nevada

            6490 West Desert Inn Road, Las Vegas, NV 89146
                  (702) 253-7499 Fax (702) 253-7501

Forward-Looking Statements